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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AmerUs Group Co.
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             (Exact Name of Registrant as Specified in Its Charter)

                  Iowa                                         42-1458424
 ----------------------------------------                   ----------------
 (State of Incorporation or Organization)                   (I.R.S. Employer
                                                            Identification no.)

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
           699 Walnut Street
            Des Moines, Iowa                                            50309-3948
------------------------------------------                            --------------
 (Address of Principal Executive Offices)                               (Zip Code)

If this form relates to the registration of a         If this form relates to the registration of a
class of securities pursuant to Section 12(b)         class of securities pursuant to Section 12(g)
of the Exchange Act and is effective upon             of the Exchange Act and is effective upon
filing pursuant to General Instruction A.(c),         filing pursuant to General Instruction A.(d),
please check the following box.                       please check the following box.
[x]                                                   [ ]
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Securities Act registration statement file number to which this form relates:
333-50249

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class               Name of Each Exchange on Which
      to be so Registered                     to be so Registered
   --------------------------         ------------------------------------
        Income PRIDES                      New York Stock Exchange
   --------------------------         ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                   The description of the securities to be registered hereunder is set forth under the caption "Description of the PRIDES" in the Prospectus Supplement, dated May 20, 2003, supplementing the Prospectus, dated November 19, 2001 (the "Prospectus Supplement"), of the Registrant, which constitutes a part of the registration statement (the "Registration Statement") on Form S-3 (File No. 333-50249) of the Registrant which was initially filed with the Securities and Exchange Commission (the "Commission") on April 16, 1998 and subsequently amended by post-effective amendments filed on July 22, 1998, July 24, 1998 and November 8, 2001. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act and relates to the Registration Statement, is deemed to be incorporated herein by reference.


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ITEM 2.  EXHIBITS

Exhibit
Number     Description of Exhibit

  3.1 Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Form 10-Q, dated November 14, 2000 and hereby incorporated by reference).

  3.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Form 10-K, dated March 15, 2002 and hereby incorporated by reference).

  4.1 Form of Purchase Contract Agreement between the Registrant and Wachovia Bank, National Association (formerly known as First Union National Bank), as Purchase Contract Agent.

  4.2 Form of Pledge Agreement among the Registrant, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary and Wachovia Bank, National Association (formerly known as First Union National Bank), as Purchase Contract Agent.

  4.3 Form of Remarketing Agreement among the Registrant, Wachovia Bank, National Association (formerly known as First Union National Bank), as Purchase Contract Agent, and the Remarketing Agent named therein.

  4.4 Senior Indenture, dated as of June 16, 1998, between the Registrant and Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee (filed as Exhibit 4.14 to the Registrant's 10-Q, dated August 13, 1998 and incorporated herein by reference).

  4.5 Registration Statement on Form S-3 (File No. 333-50249) (filed with the Securities and Exchange Commission on November 8, 2001 and incorporated herein by reference).

  4.6      Form of Income PRIDES (included in Exhibit 4.1 as Exhibit A thereto).

  4.7 Officer's Certificate attaching form of Senior Notes initially due 2008.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 21, 2003


                                       AMERUS GROUP CO.


                                       By:  /s/ Joseph K. Haggerty
                                            ------------------------------------
                                            Name:    Joseph K. Haggerty
                                            Title:   Senior Vice President and
                                                     General Counsel